Exhibit 10.3

TRUST FOR NON-QUALIFIED DEFERRED

COMPENSATION BENEFIT PLANS

TRUST AGREEMENT

BETWEEN

TECO ENERGY, INC.

AND

JPMORGAN CHASE BANK, N.A.

Grantor Trust Agreement 06-11-07

TABLE OF CONTENTS

AGREEMENT		3
1.	Establishment of Trust	3
2.	Payments to Plan Participants and their Beneficiaries	7
3.	Trustee Responsibility Regarding Payments to Trust Beneficiary When Company Is Insolvent	8
4.	Payments to the Company	10
5.	Investment Authority	11
6.	Disposition of Income	14
7.	Records; Annual Account	14
8.	Responsibility of Trustee	14
8A.	Indemnification	16
9.	Compensation and Expenses of the Trustee	17
10.	Resignation and Removal of Trustee	18
11.	Appointment of Successor	18
12.	Amendment or Termination	19
13.	Miscellaneous	19
14.	Effective Date	21

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TRUST FOR NON-QUALIFIED DEFERRED COMPENSATION BENEFIT PLANS OF

TECO ENERGY. INC.

This Agreement (“Agreement”) made this 17th day of November, 2008 by and between TECO Energy, Inc. (“Company”) and JPMorgan Chase Bank, N.A. (“Trustee”);

RECITALS

(A)	The Company has adopted the nonqualified deferred compensation Plan(s) as listed in Schedule A.

(B)	The Company has incurred or expects to incur liability under the terms of such Plan(s) with respect to the individuals participating in such Plan(s);

(C)	The Company wishes to establish a trust (hereinafter called “Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company’s creditors in the event of the Company’s Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan(s);

(D)	It is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan(s) as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

(E)	It is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan(s);

(F)	The parties agree to establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows.

AGREEMENT

1.	Establishment of Trust

(a)	The Company hereby deposits with the Trustee in trust $146,540.03, representing the value of the Trust as of November 14, 2008, adjusted for any increase or decrease in value to the date assets are transferred to the Trustee, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Agreement.

(b)

The Trust will be irrevocable. However, if any time before a “Change in Control of the Company” (as defined below), the Company obtains an opinion of counsel, acceptable to the Company and the Trustee, that the plans would be deemed “funded” for purpose of Title I of the Employee Retirement Income Security Act of 1974, as amended, by any reason of the Trust, or that amounts held in the trust

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or contributed thereto, or earnings thereon, would be included in the income of Trust beneficiaries before distribution to them from the Trust, the Trust will become revocable. Upon receipt of such a notice of revocation, the Trustee will deliver the assets of the Trust to the Company, less any fees and expenses that may be due to the Trustee. The Trustee may rely conclusively on such opinion of counsel.

(c)	The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(d)	The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan(s) and this Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

(e)	The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property acceptable to the Trustee in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Agreement. Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

(f)	If at the time of a “Potential Change in Control of the Company” (as defined below), this Trust (i) has not been terminated or revoked and (ii) is not “Fully Funded” (as defined below), the Company will promptly deposit in the trust cash sufficient to cause the Trust to be fully funded as of the date of the deposit. In the event of a Potential Change in Control of the Company, the Fully Funded amount will be recalculated as of the last day of the calendar year in which Such Potential Change in Control occurs and as of the last day of every calendar year following the Potential Change in Control. If the amount so calculated exceeds the fair market value of the assets then held in Trust, the Company will promptly (and in no event later than 30 days after such recalculation date) deposit in the Trust cash equal to such excess. If the Fully Funded amount so calculated is less than the fair market value of the assets held in trust, the Trustee, upon receipt of a written direction from the Company, will distribute to the Company such difference in cash.

For purposes of this Section (f), the Trust will be deemed “Fully Funded” as of any date if, as of such date, the fair market value of the assets held in the Trust is not less than the aggregate present value as of such date of (i) all benefits then in pay status under the plans (including benefits not yet begun for eligible officers who have retired, died or otherwise terminated employment under circumstances entitling them to benefits under any of the plans), plus (ii) all benefits that would become payable under the plans if on such date a Change in Control of the Company was deemed to have occurred and all participants under each of the

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plans were deemed to have retired for purposes of such plans. In applying the preceding sentence, present value will be determined by using interest and mortality assumptions used in determining lump sum present values under the TECO Energy Group Retirement Plan, as it may be amended from time to time. The Trustee will have no duty at any time to determine whether the Trust is Fully Funded or to calculate the Fully Funded amount or the dollar amount required to be contributed pursuant to this Section. Prior to a Potential Change in Control of the Company, the Company or an actuarial, accounting or benefits consulting firm (the “Service Provider”) selected by the Company will calculate the Fully Funded amount and the contribution amount. On or after a potential change in control of the Company, a Service Provider selected by the Company prior to the potential change in control (with written notice of such selection being provided to the Trustee by the Company prior to the potential change in control) will calculate the fully funded amount and the contribution amount; provided, however, that if a Service Provider is not so selected or is so selected but fails for any reason to act after a Potential Change in Control, any affiliate of JPMorgan Chase Bank, N.A. that provides actuarial services, or its successor, or if there is no successor to the actuarial affiliate of JPMorgan Chase Bank, N.A., then Watson Wyatt Worldwide, Inc., or its successor, shall perform the calculations required by this Section. The Trustee may rely conclusively upon any calculation of the Fully Funded amount and the contribution amount provided by a Service Provider and any other calculation by the Service Provider that may be required by this Section.

(g)	For purposes of this Agreement, a “Change in Control of the Company” shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is in fact required to comply therewith; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

(1)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(2)

the following individuals cease to constitute a majority of the number of directors then serving: individuals who on the date hereof constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors on the date hereof or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

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(3)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation resulting in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires 30% or more of the combined voting power of the Company’s then outstanding securities; or

(4)	the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets.

(5)	Notwithstanding anything in this Agreement to the contrary, a “Change in Control of the Company” will not be deemed to have occurred until the Trustee has received a written certification from an individual who is the president, a vice-president, the treasurer, or the secretary of the Company immediately before such change in control has occurred. The Trustee has no duty to inquire as to the existence of a certification and may rely conclusively upon a certification once it is received by the Trustee. Under no circumstances shall the Trustee be deemed to have constructive knowledge of a “change of control of the Company”.

(h)	For purposes of this trust agreement, a “Potential Change in Control of the Company” will be deemed to have occurred if:

(1)	the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company;

(2)	any person (including the Company), publicly announces an intention to take or consider taking actions which if consummated would constitute a Change in Control of the Company;

(3)	any person (as hereinabove defined), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company (a) is or becomes the beneficial owner, (b) discloses directly or indirectly to the Company or publicly a plan or intention to become the beneficial owner, or (c) makes a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to securities to become the beneficial owner, directly or indirectly, of securities representing 9.9% or more of the combined voting power of the outstanding voting securities of the Company; or

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(4)	the board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control of the Company has occurred.

(5)	Notwithstanding anything in this Agreement to the contrary, a “Potential Change in Control of the Company” will not be deemed to have occurred until the Trustee has received a written certification from an individual who is the president, a vice-president, the treasurer, or the secretary of the Company immediately before such potential change in control has occurred. The Trustee has no duty to inquire as to the existence of a certification and may rely conclusively upon a certification once it is received by the Trustee.

(i)	Any participant or beneficiary may take any reasonable actions necessary to enforce the deposit of funds as required under this Section 1 or request in writing that the Trustee to appoint an independent fiduciary to take any such actions, including bringing suit or instituting other legal proceedings against the Company. Any such person taking action to enforce the payment of contributions will be entitled to reimbursement from the Trust or, if such assets are insufficient, from the Company for any costs or expenses, including reasonable attorneys fees, of the enforcement action. Upon receipt of a written request by the Trustee, it shall engage an independent fiduciary to take the actions described in this Section 1(i). In taking any such action, the independent fiduciary may rely on such evidence as it deems appropriate of the event or events giving rise to the Company’s obligation to contribute. In the case of contributions required under Section 1(f), such evidence may include a public announcement of the event constituting a “Potential Change in Control of the Company”.

(j)	In the event the Company has entered into a change in control agreement with an employee who, for purposes of Section 409A of the Internal Revenue Code of 1986, is a “Specified Employee” for whom a six-month waiting period will apply, the amounts to be paid to any such Specified Employee under his change in control agreement will be deposited in the Trust at the commencement of the six-month waiting period and shall be paid to the Specified Employee at the end of the six-month waiting period according to the terms of the Specified Employee’s change in control agreement. The Company shall certify to the Trustee the time for making any payments in accordance with this Section 1(j).

2.	Payments to Plan Participants and their Beneficiaries

(a)

The Company shall deliver to the Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries) or that provides other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Company shall provide the Trustee with written

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instructions as to the aggregate amount of any federal, state and local taxes that may be required to be withheld with respect to the payment of benefits from the Trust, and the Trustee shall remit such amounts to the Company for payment and reporting to the appropriate taxing authorities by the Company.

(b)	The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan(s) shall be determined by the Company or such party as it shall designate under the Plan(s) (which party shall not be the Trustee), and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan(s).

(c)	The Company shall be responsible for providing the Trustee complete and accurate information required or otherwise requested by the Trustee, within the time frame and in the manner prescribed or agreed to by the Trustee, in order to make such payments or transfers, including, without limitation, a payee’s name and address.

(d)	The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan(s). In such event, the Company may direct the Trustee to reimburse the Company for its payment of Plan benefits or other expenses paid by the Company upon the Company’s written certification that it has made such payment and the amount to be reimbursed. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the Payment Schedule provided to the Trustee by the Company, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient to comply with the Company’s specific payment instructions.

(e)	The Trustee shall have no duty to question the propriety of any direction of the Company to make payments, reimbursements or transfers, to account for funds retained in or disbursed from any accounts to which payments or transfers are made, to see to the application of payments, reimbursements or transfers, or to ascertain whether the Company’s directions to make payments, reimbursements or transfers comply with the terms of the Plan(s). The Trustee shall have no liability hereunder and shall be fully protected by the Company against any claims, damages, liabilities, losses, costs and expenses, including reasonable attorney’s fees, resulting from its making payments, reimbursements or transfers pursuant to the Company’s direction or failure to make any payments, reimbursements or transfers in the absence of directions.

3.	Trustee Responsibility Regarding Payments to Trust Beneficiary When Company Is Insolvent

(a)	The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered “Insolvent” for purposes of this Agreement if:

(i)	the Company is unable to pay its debts as they become due,

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(ii)	the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code,

(iii)	the Company makes an assignment for the benefit of creditors,

(iv)	the Company petitions or applies to any tribunal for the appointment of a custodian, receiver, liquidator, sequestrator, or any trustee for it or a substantial part of its assets,

(v)	the sum of the Company’s debts is determined by the independent accounting firm regularly auditing the books of the Company to be greater than all its property at a fair valuation, or

(vi)	the present saleable value of the Company’s assets is determined by the independent accounting firm regularly auditing the books of the Company to be less than the amount that would be required to pay the probably liability on its existing debts as they become absolute and mature.

(b)	At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

(1)	The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company’s Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries. The Trustee will notify the Company of such discontinuance within five (5) days after the start of the discontinuance. No later than five (5) days after receipt of such notice of discontinuance, the Company will request a prompt determination by the independent accounting firm regularly auditing the books of the Company as to whether the Company is Insolvent. Within five (5) days after receipt of such determination, Company will provide a copy of such determination to the Trustee. The Trustee will resume payments of supplemental benefits in accordance with Section 2 of this Agreement only after the Trustee receives a copy of the determination issued to the Company by the independent accounting firm regularly auditing the books of the Company that the Company is not insolvent or is no longer insolvent.

(2)	Unless the Trustee has actual knowledge of the Company’s Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency. The Trustee shall not be considered to have knowledge or received notice of the Company’s Insolvency unless and until the knowledge or notice is actually received by:

(i)	The individual, or his successor, last identified in writing by the Trustee as the proper party to receive notices; or

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(ii)	The individuals held out to the Company as being responsible for the day to day administration of this Agreement; or

(iii)	The manager of the department in which the individuals described in sub-section (ii) above perform their duties with respect to this Agreement.

(3)	If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company’s general creditors. Nothing in this Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan(s) or otherwise.

(4)	The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

(c)	Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants (together with interest at a rate equal to the prime rate published in the Wall Street Journal from time-to-time, compounded annually on the amount delayed, as determined by the Company or the Service Provider) or their beneficiaries under the Payment Schedule for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

4.	Payments to the Company

Except as provided in (i) Section 2(a) with respect to remittance to the Company of withheld taxes, (ii) 2(d) with respect to reimbursement to the Company of benefits paid directly to the Plan participant or his or her beneficiary and expenses paid by the Company and (iii) Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan(s). The Trustee shall not be required to independently determine whether all benefit payments have been made to Plan participants and beneficiaries pursuant to the terms of the Plan(s) and may rely upon written notification to such effect as provided by the Company or its accountants, legal counsel or Service Provider.

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5.	Investment Authority

(a)	The Trustee shall have no discretion or authority with respect to the investment of Trust assets, but shall act solely as a directed Trustee, and shall invest and reinvest the principal and income of the Trust and keep the Trust invested in such investments as directed by the Company or one or more investment managers appointed by the Company in accordance with Section 5(b). The Trustee shall have no duty to question any action or direction or failure to give directions of the Company or any duly appointed investment manager as to the investment, reinvestment, management, disposition or distribution of Trust assets. To the extent necessary to carry out the directions of the Company or any duly appointed investment manager, the Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights and duties:

(1)	to invest any part or all of the Trust without distinction between principal and income and in such securities or any kind of property, real or personal, wherever situated, including, but not limited to, common or preferred stocks, warrants, rights, securities of any open-end or closed-end management type investment company or investment trust registered under the Investment Company Act of 1940, as amended (including any such investment company or investment trust to which the Trustee or an affiliate provides services and/or from which it receives fees as investment advisor, custodian, transfer agent or sub-transfer agent, registrar, administrator or sub-administrator, or in any other capacity), exchange funds, real estate investment trusts, limited partnerships, venture capital funds, private equity investments, real estate, farms and ranches, oil and gas rights, closely held companies, family limited partnerships, and corporate or government bonds, notes, debentures and other evidence of indebtedness or ownership.

(2)	to invest and reinvest or otherwise deposit the Trust assets in savings accounts, time deposit accounts, certificates of deposit, money market funds, or other evidences of deposit issued by the Trustee and/or any other national bank, savings and loan institution, state member bank, state non-member bank, or other depository institution, including any such entity which now or in the future is an affiliate of the Trustee.

(3)	to retain in cash or cash equivalents so much of the Trust as may be required for liquidity needs of the Plan(s) and to deposit any such cash held in the Trust with any bank or savings institution, including its own banking department, without liability for interest on such cash deposits.

(4)

to exercise any exchange privileges, conversion privileges and conversion rights available under any security or other property held in the Trust; consent to or dissent from the reorganization, consolidation, merger or the readjustment of the finances of, or the sale, mortgage, pledge, or lease of the property of any entity that has issued any security held in the Trust; deposit any securities or other property held in the Trust with any protective, reorganization, or similar committee and delegate discretionary power to that committee; do any other act in connection with matters described in this Section, including exercising

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options, making agreements or subscriptions, or paying expenses, assessments, or subscriptions which the Trustee believes is necessary or advisable.

(5)	to vote any stock or other security and exercise any right appurtenant to any stock, security or other property held in the Trust, either in person or by general or limited proxy, power of attorney or other instrument.

(6)	to settle, compromise, or submit to arbitration any claims, debts or damages due to or owing from the Trust, commence and defend suits or legal proceedings and represent the Trust in all suits or legal proceedings, except that the Trustee may not exercise any of the powers referred to in this subsection without the consent of the Company if the matter relates solely to the rights or status under the Plan(s) of a participant or beneficiary or any other person.

(7)	to manage, operate, repair, or improve and collect the income from any real or personal property held in the Trust.

(8)	to renew or extend, or participate in the renewal or extension of, any debt owing to the Trust and agree to a reduction in the rate of interest on any such debt or to any other modifications or changes to the terms of any mortgage or of any guarantee pertaining thereto; waive any default whether in the performance of any covenant or condition of any evidence of any debt or mortgage or in the performance of any guarantee or to enforce any rights available to the Trustee because of any default; exercise and enforce any and all rights of foreclosure, bid in property on foreclosure, take a deed in lieu of foreclosure, with or without consideration, and release the obligation on any note or other evidence of debt secured by that mortgage; and exercise and enforce in any action, suit or other proceeding at law and in equity any rights or remedies in respect to any such debt, mortgage or guarantee.

(9)	to hold securities in bulk or bearer form, or deposit them with any central depository authorized under applicable law, in its own name or in the name of a nominee without the addition of words indicating that the property is held in a fiduciary capacity.

(10)	to join in or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties, including those in which it is interested as Trustee.

(11)	to make, execute and deliver, as Trustee, with or without providing for no individual liability on its part, any and all conveyances, mortgages, contracts, waivers, releases, leases, assignments, powers of attorney or other written instruments considered necessary and appropriate in the administration of the Trust.

(12)	to lend securities to banks and broker-dealers approved by the Company, consistent with regulations issued by applicable regulatory authorities, and under the terms of a written agreement between the Company and the Trustee.

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(13)	except as otherwise provided in this Agreement or under applicable law, execute all instruments, engage in all proceedings and exercise all rights, powers and privileges considered necessary and appropriate to discharge the purposes of this Agreement.

(b)	The Company may appoint one or more investment managers (“Investment Managers”), pursuant to a written investment management agreement describing the powers and duties of the Investment Manager, to direct the investment and reinvestment of all or a portion of the Trust. The Trustee shall be fully protected in relying upon the effectiveness of such appointment and the Investment Manager’s continuing satisfaction of the requirements set forth above until it receives written notice from the Company to the contrary.

(c)	The Trustee will not be responsible to invest or otherwise manage any portion of the Trust that is subject to the investment direction of the Company or an Investment Manager and will not be liable, in any respect for any investment decision made by the Company or Investment Manager. The Company or Investment Manager, as the case may be, shall provide directions to the Trustee as to the exercise of voting and other discretionary rights with respect to any securities that are subject to the Company’s or Investment Manager’s investment direction. The Trustee shall not be required to implement any investment or other direction which is not given to the Trustee in writing or otherwise in accordance with the Trustee’s prescribed form and format. Any instructions received from the Company or an Investment Manager under this Section will remain in effect and will be binding until they are revoked or amended in writing or otherwise in accordance with the Trustee’s prescribed procedures and delivered to the Trustee. The Trustee is not responsible for the propriety of any directed investment, will not be required to consult with or advise the Company or Investment Manager regarding the investment quality of any directed investment, and shall have no obligation to review or make recommendations with respect to any investment made at the direction of the Company or Investment Manager. The Trustee will retain custody of any securities or other property acquired as a result of any investment directions received from the Company or Investment Manager until the Company or Investment Manager, as the case may be, directs the Trustee, in writing or otherwise in accordance with prescribed procedures, to dispose of them.

(d)	In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants.

(e)	The Trustee is not authorized and shall not disclose the name, address, or security positions of the beneficial owners of the Trust in response to requests concerning shareholder communications under Section 14 of the Securities Exchange Act of 1934, the rules and regulations thereunder, or any similar statute, regulation, or rule in effect from time to time.

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6.	Disposition of Income

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

7.	Records; Annual Account

The Trustee shall maintain appropriate records pertaining to administration of the Trust and the Trust fund and any other records that the Company requests and which the Trustee agrees to maintain. At any time during the Trustee’s normal business hours, the Company or any person designated by the Company may audit and inspect the accounts, books and records of the Trustee maintained in connection with the Trust fund. Within 90 days following the close of each fiscal year of the Trust and within 90 days following the effective date of the removal or resignation of the Trustee or termination of the Trust, the Trustee shall file with the Company a written accounting of all Trust fund transactions since the most recent report was filed. The Company may approve this accounting by giving written notice of approval to the Trustee. The Company will be deemed to have approved any accounting to which it has not objected by giving the Trustee written notice of its objection within 60 days after receiving the accounting. If the Company approves the accounting in writing (or fails to object, in writing, within 60 days after receiving the accounting), the Trustee shall be released and discharged as to all items, matters and things included in that accounting (except as to any item, matter or thing that (i) is attributable to the Trustee’s fraud, criminal violation, or willful misconduct, or (ii) could not have been discovered by a reasonably diligent review of the accounting). The Trustee also may have its accounts settled by judicial proceedings. In such event, only the Trustee and the Company shall be necessary parties although the Trustee, in its discretion, may join as defendants any other person or persons who may have or claim an interest in the Trust Fund. Except as otherwise provided by applicable law, only the Company may require the Trustee to prepare an accounting under this Section or may institute an action or proceeding against the Trustee with respect to any accounting delivered under this Section.

8.	Responsibility of Trustee

(a)	The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of this Trust and is given in writing by the Company.

(b)

The Trustee shall not be required to defend any suit or other action against the Trust Fund unless it holds assets in the Trust Fund sufficient for, or has been indemnified to its satisfaction for, its reasonable counsel fees, costs, disbursements and all other reasonable associated expenses and liabilities to

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which it may, in its judgment, be subjected on account of that suit or other action. The Trustee may seek reimbursement for such expenses from the Company as described in Section 9(a) or may apply any asset of the Trust Fund to meet those expenses and liabilities. The foregoing shall not apply to any action or proceeding relating to the Trustee in its capacity as trustee for which the Trustee is entitled to indemnification or contribution under Section 8A(a) or (b).

(c)	The Trustee has the right, but not the obligation, to consult with counsel of its own choosing, who also may be counsel for the Trustee or the Company, and to act or decline to act in accordance with such counsel’s advice. The Trustee may also act or decline to act in accordance with the opinion or determination of the Company’s auditor with respect to matters within the authority of the auditor. To the extent permitted by law, the Trustee shall have no liability in any respect for any action taken, suffered or omitted in good faith by the Trustee either in accordance with the advice of counsel chosen by the Trustee, or in accordance with any opinion of counsel to the Company addressed and delivered to the Trustee, or in accordance with the opinion or determination of the Company’s auditor or Service Provider.

(d)	The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder. The Trustee shall not be liable for any acts or omissions of any such person provided that the Trustee selects and supervises that person in accordance with the standard of care set forth in Section 8(a) of this Agreement.

(e)	Subject to the terms of this Agreement, the Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no responsibility to review the policy or the creditworthiness of the issuer thereof at any time or from time to time or to determine the amount of premium to be paid, and no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy. The Company may make premium payments directly to the insurance carrier with respect to any insurance policy held as an asset of the Trust.

(f)	Each direction, notice, request, or approval by the Company (whether or not certified to the Trustee in writing) shall constitute a certification by the Company to the Trustee that such direction conforms with the Plan(s) and applicable law.

(g)	The Trustee shall not be under any duty to require payment of any contributions to the Trust, or to see that any payment made to it is computed in accordance with the provisions of the Plan(s), or otherwise be responsible for the adequacy of the Trust to meet and discharge any liabilities under the Plan(s).

(h)	Notwithstanding any powers granted to the Trustee pursuant to this Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

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(i)	Unless otherwise specifically required by this Agreement, directives, instructions and other communications under this Agreement or relating to the Trust Fund (including, without limitation, instructions regarding the investments of the Trust Fund and directions to make benefit payments and other disbursements) must be provided in writing or by telex, fax or facsimile transmission, bank wire or other teleprocess or electronic or trade information system acceptable to the Trustee.

(j)	The duties and obligations of the Trustee shall be limited to those expressly imposed upon it by this Agreement or subsequently agreed upon by the parties in writing, notwithstanding any reference herein to the Plan(s), or to the provisions thereof, it being expressly agreed that the Trustee is not a party to the Plan(s). The Trustee has no responsibility for the application of the terms or administration of the Plan(s), including, without limitation, the determination of matters relating to the eligibility of any employee to become a participant or remain a participant, the amount of benefit which a participant or beneficiary is entitled to receive, whether a distribution to a participant or beneficiary is appropriate, or the size and type of any insurance policy to be purchased from any insurer for any participant; the Company has these responsibilities under the Plan(s).

(k)	Following a Change in Control, the Trustee shall be authorized to interpret the terms and conditions of the Plan(s) insofar as they relate directly or indirectly to the rights and responsibilities of the Trustee

8A.	Indemnification

(a)	To the maximum extent permitted by law, the Trustee shall be indemnified and held harmless by the Company from and against any and all liability to which the Trustee may be subjected as a result of this Agreement or its performance of services hereunder, including, but not limited to, any Liability arising from (i) any action or failure to act resulting from compliance with proper instructions of the Company or any other person authorized by the Company to give directions to the Trustee, provided that the Trustee was not negligent in implementing any such instructions or direction, or (ii) by reason of any breach of any statutory or other duty owed to the Plan(s) or Plan participants by the Company, or any of its officers, directors, employees, or agents, whether or not the Trustee may also be considered liable for that other person’s breach under the provisions of applicable law. Furthermore, except for the Trustee’s indemnification and contribution rights hereunder insofar as they relate to any third party claims under no circumstances shall any party hereto incur liability to any person for any indirect, consequential or special damages (including, without limitation, lost profits) of any form, whether or not foreseeable and regardless of the form of the action in which such a claim may be brought, with respect to the Trust, the Trustee’s performance hereunder, or its role as the Trustee.

(b)	The Trustee, its affiliates, and their officers, agents and employees may bring action against the Company to contribute to the satisfaction of any Liability to

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the extent that the Liability (i) is not subject to indemnification under Sub-section (a) and (ii) is caused by the culpable conduct of the Company or any of its affiliates or agents, including but not limited to, any Investment Manager.

(c)	The foregoing rights of indemnification and contribution shall not supersede any common law or equitable rights or remedies which may be available.

(d)	For purposes of this Agreement, “Liability” means any liability, loss, cost, damage, penalty, fine, obligation or expense of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).

(e)	The provisions of this Section 8A shall survive the termination of this Agreement.

9.	Compensation and Expenses of the Trustee

(a)	The Trustee shall be entitled to compensation for its services as set forth in the fee schedule attached hereto as Schedule B, for reimbursement of its out of pocket expenses as provided in this Agreement, and for all other necessary and proper disbursements made or incurred by the Trustee in the performance of its duties and obligations under this Agreement. The Company shall promptly pay or reimburse the Trustee for the payment of any expense or liability named by the Trustee, including (but not limited to) the following payments on the account of the Company: delivery charges, insurance, interest, taxes, management, accountant and legal fees, the fees of any independent fiduciary appointed by the Trustee hereunder, and other operating expenses of the Trustee incurred in the administration of the Trust. If the Company does not pay the Trustee’s fees, costs, expenses and liabilities within thirty (30) days of being billed, the Trustee may obtain payment from the Trust, and is hereby granted a lien on the assets of the Trust for such payment. The Trustee shall be entitled, as an additional part of its compensation under this Agreement, to the earnings derived from use of funds (“float”) that may be held (i) as uninvested trust cash or (ii) in demand deposit or other non-interest bearing accounts established for the payment of benefits or disbursements or that are otherwise maintained for similar purposes in administering the Trust Fund. Float is earned at the federal funds rate. The float period for disbursements commences one to five business days after a check for the payment of such benefits or Plan disbursements is mailed and ends on the date the check is presented to the Trustee for payment.

(b)	The Trustee is authorized to advance cash or securities to effect the orderly processing and settlement of securities and other financial market transactions in accordance with the Trustee’s established settlement policies and procedures for overdraft protection services. The Trustee shall promptly notify the Company of any overdraft and shall request immediate steps be taken to correct such overdraft. The Trustee shall be entitled to immediate repayment of any such advanced funds plus the Trustee’s customary overdraft charges determined as follows: (i) with respect to domestic assets, an amount equal to what would have been earned on the sums advanced (an amount approximating the “federal funds” interest rate) or (ii) with respect to non-domestic assets, the rate applicable to the appropriate foreign market.

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10.	Resignation and Removal of Trustee

(a)	The Trustee may resign at any time by giving written notice to the Company at least 60 days before its effective date unless the Company and the Trustee agree to reduce this period.

(b)	The Company may remove the Trustee at any time by giving written notice to the Trustee at least 60 days before its effective date unless the Company and the Trustee agree to reduce this period.

(c)	Upon resignation or removal of the Trustee and appointment of a successor Trustee, the resigning or removed Trustee shall transfer and deliver all assets to the successor Trustee after reserving such reasonable amount as it shall deem necessary to provide for any expenses and payments then chargeable against the Trust Fund for which the Trust Fund may be liable, or for payment of the retiring Trustee’s fees and expenses in connection with the settlement of its account or otherwise. If the assets so withheld shall be insufficient or excessive for such purposes, the retiring Trustee shall be entitled to reimbursement for any deficiency out of the Trust Fund from the successor the Trustee, or shall deliver the excess to the successor the Trustee, as the case may be.

(d)	If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

11.	Appointment of Successor

(a)	If the Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, the Company may appoint as successor any third party, such as a bank trust department or other party that may be granted corporate trustee powers. The appointment of a successor shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

(b)	The successor Trustee need not examine the records and acts of any prior Trustee, and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for, and the Company shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event or any condition existing at the time it becomes successor Trustee.

(c)

Any corporation into which the Trustee or any successor corporate trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee or

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any successor trustee may be a party, or any corporation to which all or substantially all the trust business of the Trustee or any successor trustee may be transferred, shall thereupon become and be the Trustee of the Trust with the same effect as though specifically so named and without the filing of any instrument or performance of any further act.

12.	Amendment or Termination

(a)	This Agreement may be amended by a written instrument executed by the Trustee and the Company.

(b)	The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s) unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

(c)	Notwithstanding the foregoing, following a Change in Control of the Company this Agreement may not be amended or terminated, and following a Potential Change in Control of the Company and prior to the occurrence of a Change in Control of the Company the Agreement may not be amended in any manner adverse to any Trust beneficiaries unless (a) at least one year has expired since the most recent event or transaction constituting a Potential Change in Control of the Company and (b) in respect of a Potential Change in Control which previously occurred, no facts or circumstances continue to exist which, if initially occurring at the time any termination or amendment of this Agreement is to occur, would constitute a Potential Change in Control of the Company, provided that the Company shall certify to the Trustee whether such facts exist and the Trustee shall be fully protected in relying on such certification; and provided further, that following a Change in Control of the Company while the Trust is irrevocable, no such amendment will make the Trust revocable or permit assets of the Trust, before the payment of all supplemental benefits, to be returned to the Company or paid out of the Trust to any other person (except to Trust beneficiaries pursuant to the plans or to creditors of the Company or for the payment of permissible expenses). Such determination of whether any amendment of this Agreement is in any manner adverse to any Trust beneficiaries shall be made by an independent fiduciary retained by the Company to give an opinion regarding such amendment’s effect on the Trust beneficiaries. This Section 12(c) will not apply to any amendment approved by the Company relating to the compensation or expenses of the Trustee.

13.	Miscellaneous

(a)	Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b)	Benefits payable to Plan participants and their beneficiaries under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

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(c)	This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of law rules, except that the foregoing shall not reduce any statutory right to choose New York law or forum.

(d)	The Company shall certify to the Trustee the names and specimen signatures of those persons entitled to act on behalf of the Company or any Employer. Such certificates will be conclusive proof of the authority of those named until the Trustee is provided with a subsequent certificate stating that such authority is withdrawn. The Trustee may rely upon any instrument, certificate or document it reasonably believes to be genuine and to have been signed or presented by an authorized person. The Trustee shall not be required to inquire into or to determine the validity of the Plan(s), this Agreement or any other document, instruction or authorization which it believes to be genuine, or their proper execution or adoption by the Company.

(e)	The Company, or its designated agent are responsible for the timely and accurate provision of any necessary information to the Trustee to enable the Trustee to perform its duties hereunder, including, but not limited to information relating to distributions to participants. The Trustee shall not be responsible for the completeness and accuracy of the material and information provided to it under this Agreement.

(f)	The terms and conditions, procedures, and rights and obligations of the parties with respect to the Trustee’s provision of benefit payment, record keeping, funds transfer, depository, banking, and other services for or on behalf of the Plan(s) or Trust may from time to time be described in and/or subject to separate written procedures, agreements, user guides, service terms or other instruments (“Services Documents”), which are hereby incorporated by reference and made a part hereof. In the event of a conflict between this Agreement and any Services Documents, the provisions of the Services Documents shall control with respect to the subject matter thereof, subject at all times to the provisions of applicable law.

(g)	If circumstances beyond the Trustee’s reasonable control, including, but not limited to, natural disasters, acts of war or terrorism, civil or military disturbances, work stoppages, power outages or other interruptions, loss or malfunctions of utilities or communications services, computer viruses, acts of civil or military authority or other governmental action, suspension or restriction of trading on or the closure of any securities markets, or other similar acts, events or conditions, make it impossible for the Trustee to fully perform its duties under this Agreement, then the principles of force majeure will apply and the obligations of the Trustee will be temporarily suspended during the force majeure period to the extent performance is reasonably affected thereby and the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations.

(h)

The Company and the Trustee waive any right to have a jury participate in resolving any controversy, claim, misunderstanding or dispute, whether sounding in contract, tort or otherwise, between or among them arising out of, connected with, related to or incidental to this Agreement or any breach hereof. Instead, the parties hereby agree that any controversies, claims, misunderstandings or

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disputes to be resolved in court will be resolved in a bench trial without a jury. Notwithstanding anything herein to the contrary, either party may proceed to a court of competent jurisdiction to obtain injunctive relief at any time.

(i)	Only the Company and the Trustee are necessary parties to any action arising under or in connection with this Agreement and notice of any action need not be given to any participant, beneficiary or other person claiming an interest in the Trust Fund. However, the Trustee or the Company may join as a defendant any participant, beneficiary or other person claiming an interest in the Trust Fund. Any judgment entered or settlement reached on any matter affecting the Trust Fund will be conclusive upon all persons claiming an interest in the Trust Fund, whether or not they were notified of or joined as a party to the action.

(j)	Security Holding Disclosure. With respect to Securities and Exchange Commission Rule l4b-2 under The U.S. Shareholder Communications Act, regarding disclosure of beneficial owners to issuers of Securities, Trustee is instructed not to disclose the name, address or Security positions of the Trust in response to shareholder communications requests regarding the Account.

(k)	Any notices given under this Agreement must be given in writing and sent to the other party’s last known address. Such notices shall be deemed given if delivered personally, if mailed (by registered or certified mail, return receipt requested and postage prepaid), if sent by overnight courier service for next business day delivery, by facsimile transmission, or by electronic transmittal with return receipt, to the appropriate address for each party. Such communications shall be effective immediately (if delivered in person or by confirmed facsimile), upon the date acknowledged to have been received in return receipt, or upon the next business day (if sent by overnight courier service). Each party to this Agreement shall notify all other parties of any change in its address in the manner provided in this Section.

(1)	Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires Bank to implement reasonable procedures to verify the identity of any person that opens a new Account with it. Accordingly, Customer acknowledges that Section 326 of the USA PATRIOT Act and Bank’s identity verification procedures require Bank to obtain information which may be used to confirm Customer’s identity including without limitation Customer’s name, address and organizational documents (“identifying information”). Customer may also be asked to provide information about its financial status such as its current audited and unaudited financial statements. Customer agrees to provide Bank with and consents to Bank obtaining from third parties any such identifying and financial information required as a condition of opening an account with or using any service provided by Bank.

14.	Effective Date

The	effective date of this Agreement shall be November 17, 2008.

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TECO ENERGY, INC.		JPMORGAN CHASE BANK, N.A.

By:		By:
Name:	C.E. Childress	Name:
Title:	SVP - Corporate Services & Chief Human Resources Officer	Title:	Vice President
Date:	November 17, 2008	Date:	11/18/08

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Schedule A -Plans Covered by this Agreement

TECO Energy Group Supplemental Executive Retirement Plan

TECO Energy, Inc. Supplemental Executive Retirement Plan for H. L. Culbreath

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Schedule B- Fees

$0

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